                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.        )


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/_/ Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                            ANIKA THERAPEUTICS, INC.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



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                            ANIKA THERAPEUTICS, INC.
                             236 WEST CUMMINGS PARK
                          WOBURN, MASSACHUSETTS 01801

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO
                       BE HELD ON WEDNESDAY, JUNE 3, 1998

    The annual meeting of stockholders of Anika Therapeutics, Inc. (the "Company") will be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts 02109 on Wednesday, June 3, 1998, at 10:00 a.m., local time, to consider and act upon the following matters:

    1.  To elect three Class II Directors for a term of three years.

    2. To approve amendments to the Company's Restated Articles of Organization, as amended, to increase the aggregate number of authorized shares of Common Stock from 15,000,000 to 30,000,000 shares and to eliminate the Certificate of Vote of Directors Establishing Series A Preferred Stock.

    3. To approve amendments to the 1993 Stock Option Plan, as amended, to increase the number of shares of the Company's Common Stock that may be issued thereunder from 2,000,000 to 3,000,000 shares, to limit the number of shares of Common Stock subject to stock options which may be granted annually to any individual employee, and to provide for the outright grant of Common Stock.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on April 13, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,
                                          SEAN F. MORAN, CLERK

Woburn, Massachusetts
May 1, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            ANIKA THERAPEUTICS, INC.
                             236 WEST CUMMINGS PARK
                          WOBURN, MASSACHUSETTS 01801

           PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO
                       BE HELD ON WEDNESDAY, JUNE 3, 1998

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anika Therapeutics, Inc. (the "Company") for use at the annual meeting of stockholders (the "Annual Meeting") to be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts 02109 on June 3, 1998 and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

    On April 13, 1998, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 9,937,791 shares of the Company's common stock, par value $.01 per share ("Common Stock"). Holders of Common Stock are entitled to one vote per share.

    The Company's Annual Report for the fiscal year ended December 31, 1997 was mailed to stockholders, along with these proxy materials and the Company's Annual Report on Form 10-KSB, on or about May 1, 1998.

VOTES REQUIRED

    The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

    The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock entitled to vote on the matter is required for the election of Directors.

    The affirmative vote of the holders of a majority of shares of Common Stock outstanding and entitled to vote on the matter is required for the approval of the amendments to the Restated Articles of Organization, as amended.

    The affirmative vote of the holders of a majority of shares of Common Stock, present or represented and voting on the matter is required to approve the amendments to the Company's 1993 Stock Option Plan, as amended.

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and, will also not be counted as shares voting on such matter. Accordingly, "broker non-votes" and abstentions will have no effect on the voting on matters that require the affirmative vote of a certain percentage of the shares voting on a matter, but will have the effect of a no vote on matters that require the affirmative vote of a certain percentage of the shares outstanding.

BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 1998 by (i) each director, (ii) each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Senior Executives"), (iii) each other person which is known by the Company to beneficially own 5% or more of its Common Stock and (iv) all current directors and executive officers as a group:

                                                             NUMBER OF SHARES     PERCENTAGE OF
                                                               BENEFICIALLY       COMMON STOCK
BENEFICIAL OWNER                                                 OWNED(1)        OUTSTANDING(2)
-----------------------------------------------------------  -----------------  -----------------
DIRECTORS
David A. Swann, Ph.D.......................................         749,163(3)            7.1%
Joseph L. Bower............................................          80,080(4)            0.8%
Eugene A. Davidson, Ph.D...................................          65,980(5)            0.7%
Jonathan D. Donaldson......................................         159,960(6)            1.6%
J. Melville Engle..........................................          61,883(7)            0.6%
Samuel F. McKay............................................         855,710(8)            8.6%
Harvey S. Sadow, Ph.D. ....................................          14,500(9)            0.2%
Steven E. Wheeler..........................................         116,970(10)           1.2%

OTHER SENIOR EXECUTIVES
Sean F. Moran..............................................         123,614(11)           1.2%
Jing-wen Kuo, Ph.D.........................................          50,022(12)           0.5%
Shawn D. Kinney............................................          47,130(13)           0.5%
Edward Ross, Jr............................................          27,150(14)           0.3%

OTHER PRINCIPAL STOCKHOLDERS
Axiom Venture Partners Limited Partnership.................         855,710(8)            8.6%
The Kaufmann Fund, Inc.....................................       1,000,000(15)          10.1%

All current directors and executive officers as a group (13
  persons).................................................       2,352,162(16)          21.3%

------------------------

(1) The number of shares deemed beneficially owned includes shares of Common Stock beneficially owned as of March 31, 1998. The inclusion of any shares of stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Any reference below to shares subject to outstanding stock options held by the person in question refers to stock options that are currently exercisable within 60 days after March 31, 1998.

(2) The number of shares deemed outstanding includes 9,916,458 shares of Common Stock outstanding as of March 31, 1998, plus any shares subject to outstanding stock options held by the person or persons in question.

(3) This amount includes 30,055 shares owned by the wife of Dr. Swann, 50,625 shares owned jointly by Dr. Swann and his wife, 13,217 shares held by three trusts established by Dr. Swann for the benefit of his children, and 12,600 shares allocated to Dr. Swann's account under the Anika Therapeutics, Inc. Employee Savings and Retirement Plan (the "401(k) Plan"). This amount also includes 639,250 shares subject to outstanding stock options.

(4) This amount includes 41,500 shares subject to outstanding stock options.

(5) This amount includes 41,500 shares subject to outstanding stock options.

(6) This amount includes 83,500 shares subject to outstanding stock options.

(7) This amount includes 5,783 shares allocated to Mr. Engle's account under the 401(k) plan and 56,100 shares subject to outstanding stock options.

(8) This amount includes 845,710 shares owned by Axiom Venture Partners Limited Partnership. These shares are owned by Mr. McKay, Alan Mendelson and Martin Chanzit who are the general partners (the "Axiom General Partners") of Axiom Venture Associates Limited Partnership, the general partner of Axiom Venture Partners Limited Partnership, and share voting and investment power with respect to such shares. The Axiom General Partners disclaim beneficial ownership of such shares except to the extent of each proportionate pecuniary interest therein. This amount also includes 10,000 shares subject to outstanding stock options. The address Mr. McKay is c/o Axiom Venture Partners, City Place II, 17th Floor, 185 Asylum Street, Harford, Connecticut 06103.

(9) This amount includes 13,500 shares subject to outstanding stock options.

(10) This amount includes 41,500 shares subject to outstanding stock options.

(11) This amount includes 13,354 shares allocated to Mr. Moran's account under the 401(k) Plan and 99,200 shares subject to outstanding stock options.

(12) This amount includes 10,669 shares allocated to Dr. Kuo's account under the 401(k) Plan and 39,353 shares subject to outstanding stock options.

(13) This amount includes 5,963 shares allocated to Mr. Kinney's account under the 401(k) plan and 41,167 shares subject to outstanding stock options.

(14) This amount includes 2,150 shares allocated to Mr. Ross's account under the 401(k) plan and 25,000 shares subject to outstanding stock options.

(15) the address of The Kaufmann Fund, Inc. is 140 E. 45th Street, 43rd Floor, New York, New York 10017.

(16) This amount includes 50,519 shares in the aggregate allocated to the accounts of the executive officers under the 401(k) Plan and 1,131,570 shares subject to outstanding stock options. The address of all current Directors and Senior Executives is c/o Anika Therapeutics, Inc., 236 West Cummings Park, Woburn, Massachusetts 01801.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term with one class of directors being elected by the Company's stockholders at each annual meeting.

    Dr. Bower and Dr. Davidson serve as Class I Directors with a term of office expiring at the 2000 Annual Meeting. Mr. Donaldson, Mr. McKay and Dr. Sadow serve as Class II Directors with a term of office expiring at the 1998 Annual Meeting. Dr. Swann, Mr. Wheeler and Mr. Engle serve as Class III Directors with a term of office expiring at the 1999 Annual Meeting.

    Mr. Donaldson, Mr. McKay and Dr. Sadow are the Board of Directors' nominees for election to the Board of Directors at the Annual Meeting. The Class II Directors will be elected to hold office until the 2001 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the by-laws of the Company, to elect Mr. Donaldson, Mr. McKay and Dr. Sadow as the Class II Directors.

    If any of the Class II Directors become unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the Class II Directors will be unavailable.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

    The following table sets forth the name of each Director, including the current Class II Directors, his age and the year in which he became a director of the Company.

                                                                          DIRECTOR
DIRECTOR NAME                                                   AGE         SINCE
----------------------------------------------------------      ---      -----------
David  A.  Swann,  Ph.D...................................          61         1992
Joseph L. Bower...........................................          59         1993
Eugene A.  Davidson,  Ph.D................................          67         1993
Jonathan D. Donaldson.....................................          48         1992
J. Melville Engle.........................................          48         1996
Samuel F. McKay...........................................          58         1995
Harvey S. Sadow, Ph.D.....................................          75         1995
Steven E. Wheeler.........................................          51         1993

    Dr. Swann is a founder of the Company and was appointed Chairman of the Board in February 1993. In February 1996, he was appointed Chief Scientific Officer of the Company. Previously, Dr. Swann served as President of the Company and Chief Executive Officer. He has served on the Board of Directors of the Company since February 1992. He served in various capacities with MedChem from 1970 through 1993 including Chairman, Chief Executive Officer and Chief Scientific Officer. From 1970 to 1987, Dr. Swann was a biochemist at Shriners Burn Institute (Boston Unit), serving from 1984 to 1987 as Director of Research. In addition, Dr. Swann has held numerous research and teaching positions at Massachusetts General Hospital, Harvard College and Harvard Medical School. Dr. Swann received a B.S. with honors from Reading University in England, an M.S. from Cornell University, and a Ph.D. from Leeds University.

    Dr. Bower joined the Board of Directors of the Company in February 1993. He has held various positions at the Harvard University Graduate School of Business Administration since 1963. He was named Donald Kirk David Professor of Business Administration at the Harvard Business School in 1972. He has served as Chairman of the Doctoral Programs, Director of Research, Senior Associate Dean for External Relations, Chair of the General Management Area and is currently Chair of the General Manager Program. Dr. Bower received an A.B. from Harvard University and an M.B.A. and a D.B.A. from the Harvard Business School. He is a director of the Brown Group, Inc., ML Lee Funds I and II, New America High Income Fund, and Sonesta International Hotels Corporation.

    Dr. Davidson joined the Board of Directors of the Company in February 1993. He has been the Chairman of the Department of Biochemistry at Georgetown University Medical School since April 1988. Prior to this position, he was the Chairman of the Department of Biological Chemistry at The Milton S. Hershey Medical Center of the Pennsylvania State University from October 1967 to April 1988.

Dr. Davidson also served as Associate Dean for Education at the Milton S. Hershey Medical Center from November 1975 to January 1987. Dr. Davidson received a B.S. in Chemistry from the University of California, Los Angeles, and a Ph.D. in Biochemistry from Columbia University.

    Mr. Donaldson joined the Board of Directors in February 1993. He is currently President of Biomorphics Group. He served as Chairman of the Board of the Kevlin Corporation from August 1995 to March 1996 and served as a director from 1993 to 1996. Mr. Donaldson was Vice President of the Company from February 1992 until February 1993. He served in various capacities for MedChem from November 1986 to June 1994, including Chief Executive Officer, President and Chief Operating Officer. Mr. Donaldson received a B.A. from Harvard University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

    Mr. Engle was appointed President and Chief Executive Officer of the Company in September 1996. Previously, he served as President and Chief Executive Officer for U.S. Medical Products, a manufacturer and distributor for orthopedic implants, from 1995 to 1996. He was Senior Vice President of Allergan, Inc., U.S. Sales & Canadian Operations from 1994 to 1995, Senior Vice President, Latin America & Canada from 1990 to 1994 and Vice President of Finance/Chief Financial Officer from 1982 to 1986. Mr. Engle received a B.S. from the University of Colorado and a M.B.A. from the University of Southern California.

    Mr. McKay joined the Board of Directors in May 1995. He is currently a general partner of Axiom Venture Partners Limited Partnership, a venture capital firm. He is also a general partner of Connecticut Seed Ventures Limited Partnership, a venture capital firm. Prior to Axiom, Mr. McKay was Director of Venture Capital Investments at Connecticut General Insurance Company and a scientist at the Avco-Everett Research Laboratory. Mr. McKay is also a director of Open Solutions, Inc., CoStar Corporation and Sabre Communications, Inc. Mr. McKay received a B.S. in Physics from the University of New Hampshire and an M.B.A. from the Whittemore School of Business at the University of New Hampshire.

    Dr. Sadow joined the Board of Directors in December 1995. He is currently Chairman of the Board of Cortex Pharmaceuticals, Inc. and Cholestech Corp. Dr. Sadow is also a director of Penederm, Inc. and Trega Biosciences, Inc. From 1971 through 1992, Dr. Sadow served as President and Chief Executive Officer, Director and later, Chairman of the Board of Boehringer Ingelheim Corporation. He was also a member of the Board of Directors of the Pharmaceutical Manufacturers Association and Chairman of the Pharmaceutical Manufacturers Association Foundation. Dr. Sadow received a B.S. from the Virginia Military Institute, an M.S. from the University of Kansas and a Ph.D. from the University of Connecticut.

    Mr. Wheeler joined the Board of Directors of the Company in February 1993. He is currently the President of Wheeler & Co., a private investment firm. Between 1993 and February 1996 he was Managing Director and a director of Copley Real Estate Advisors and President, Chief Executive Officer and a director of Copley Properties, Inc., a publicly traded real estate investment trust. He was the Chairman and Chief Executive Officer of Hancock Realty Investors, which manages an equity real estate portfolio, from 1991 to February 1993. Prior to this position, he was an Executive Vice President of Bank of New England Corporation from 1990 to 1991. Mr. Wheeler received a B.S. in Engineering from the University of Virginia, an M.S. in Nuclear Engineering from the University of Michigan and an M.B.A. from the Harvard Business School.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Executive Committee of the Board of Directors, which is responsible for formulating and establishing a strategic business plan for the future. The Executive Committee reviews and approves the Company's annual operating plan before it is submitted to the Board of Directors for formal approval, and it reviews and monitors actual business performance against projections. The Executive Committee did not meet during 1997. The current Executive Committee members are Dr. Swann, Mr. McKay, Mr. Wheeler and Mr. Donaldson.

    The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board. The Audit Committee met once during fiscal 1997 to make recommendations to the Board relative to the selection of the Company's independent accountants, to confer with the Company's independent accountants regarding the scope, method and result of the audit of the Company's books and records and to report the same to the Board and to establish and monitor policy relative to non-audit services provided by the independent accountants in order to ensure their independence. The current Audit Committee members are Mr. Donaldson, Dr. Bower and Mr. Wheeler.

    The Company has a standing Compensation Committee of the Board of Directors which makes recommendations to the Board regarding compensation issues with respect to the officers of the Company. Non-employee director members of the Compensation Committee recommend grants of stock options under the Company's stock option plans. The Compensation Committee met once during fiscal 1997. The current members of the Compensation Committee are Dr. Davidson, Dr. Bower, Mr. Wheeler and Mr. McKay.

    The Board of Directors met four times during fiscal 1997. No director attended less than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which he then served.

DIRECTORS' COMPENSATION

    During the period September 1, 1996 to August 31, 1997, each director who was not an employee of the Company was entitled to receive a director's fee of $5,000 per year and 1,000 shares of Common Stock, or an additional 1,000 shares of Common Stock in lieu of the $5,000 director's fee. In addition, each non-employee director was paid a meeting fee of $1,000 for each Board meeting or separate committee meeting attended. During the period September 1, 1997 to December 31, 1997, each director who was not an employee of the Company was entitled to receive a director's fee of $3,333 and $1,000 for each Board meeting or separate committee meeting attended. All non-employee directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and any committees thereof.

    Non-employee directors are also entitled to participate in the Company's 1993 Director Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, each non-employee director, upon his or her initial election to the Board of Directors, is entitled to receive the grant of an option to purchase 4,500 shares of Common Stock.

    Each option granted under the Director Plan has, or will have, an exercise price equal to the fair market value of Common Stock on the date of grant. Options granted under the Director Plan will become exercisable in equal annual installments over a three-year period, but will automatically accelerate upon a "Change in Control of the Company" (as defined in the Director Plan) which, subject to certain exceptions, shall be deemed to occur in the event that (i) a person becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities, (ii) individuals who constituted the Board of Directors on April 26, 1993, and subsequent directors approved by such persons, cease to constitute at least a majority of the Board of Directors,
(iii) the Company engages in certain
mergers, consolidations or recapitalizations or (iv) the stockholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of the Company's assets. The term of each option granted under the Director Plan is ten years, provided that, in general, an option may be exercised only while the director continues to serve as a director of the Company or within 90 days thereafter.

EXECUTIVE OFFICERS

    Executive officers of the Company are elected by the Board of Directors annually at its meeting immediately following the annual meeting of stockholders and hold office until the next annual meeting unless they sooner resign or are removed from office. There are no family relationships between any directors or executive officers of the Company.

    The following table lists the current executive officers of the Company. It is anticipated that each of these officers will be elected or re-elected by the Board of Directors following the Annual Meeting:

NAME                                             AGE                       POSITION
-------------------------------------------      ---      -------------------------------------------

David A. Swann, Ph.D.......................          61   Chairman and Chief Scientific Officer

J. Melville Engle..........................          48   President and Chief Executive Officer

Shawn D. Kinney ...........................          39   Vice President of Operations

Jing-wen Kuo, Ph.D.........................          51   Vice President of Technical and Clinical
                                                            Affairs

Sean F. Moran..............................          40   Vice President of Finance, Chief Financial
                                                            Officer, Clerk and Treasurer

Edward Ross, Jr............................          41   Vice President of Sales and Marketing

Charles R. Sherwood, Ph.D. ................          51   Vice President of Process Development

Michael R. Slater..........................          51   Vice President of Quality Systems and
                                                            Regulatory Affairs

    Dr. Kuo was appointed Vice President of Technical and Clinical Affairs of the Company in August 1996. He served as Vice President of Research and Development from May 1993 to January 1996 and as Vice President of Technical Affairs from January 1996 to August 1996. He also served as Vice President of Research and Development of MedChem from July 1992 to May 1993, Director of Basic Research from September 1989 to July 1992, Senior Chemist from 1986 to 1989 and Research Chemist from 1984 to 1986. Dr. Kuo received an M.S. and a Ph.D. from the State University of New York at Stony Brook.

    Mr. Kinney was appointed Vice President of Operations of the Company in January 1996. From July 1996 to September 1996 he served as one of two members of the Office of the President. He served as Director of Technology from January 1995 to January 1996 and Manager, Analytical Laboratory from 1994 to 1995. He also served as a consultant to the Company and MedChem from 1991 to 1994. Mr. Kinney received a B.S. from Southeastern Massachusetts University, an M.S. from Northeastern University and is currently pursuing a Ph.D. from the University of Massachusetts.

    Mr. Moran was appointed Treasurer of the Company in February 1992 and Vice President of Finance and Chief Financial Officer in February 1993. From July 1996 to September 1996, Mr. Moran served as one of two members of the Office of the President. He served as Treasurer of MedChem from May 1991 to May 1993. Mr. Moran also served as Controller of MedChem from September 1990 to May 1991. Previously, Mr. Moran served as Corporate Manufacturing Controller at Instron Corporation, a manufacturer of materials testing instrumentation, from January 1988 to August 1990. Mr. Moran received a B.S. in Business Administration and an M.B.A. from Babson College.

    Mr. Ross joined the Company in December 1996 as Vice President of Sales and Marketing from Gliatech, Inc., where he also served as Vice President of Marketing and Sales and was responsible for worldwide commercialization of anti-adhesion and related therapeutic technologies. Before joining Gliatech in 1995, Mr. Ross was Business Director of biological reconstruction with Genetics Institute from 1992 to 1995. From 1985 to 1992, he held several marketing and management positions with the Zimmer division of Bristol-Myers Squibb Company. Prior to his experience with Zimmer, Mr. Ross held various sales and marketing positions with divisions of American Hospital Supply Corporation, Whittaker General Medical and G.D. Searle. Mr. Ross has a B.A. in Political Science from Dickinson College and an M.B.A. from the University of Rochester.

    Mr. Sherwood was appointed Vice President of Process Development of the Company in April 1998. He served as a consultant to the Company from January 1998 to April 1998. From 1995 to 1997 he was Senior Director, Medical Device Research and Development for Chiron Vision. In April 1995 Chiron Vision acquired IOLAB Corporation where he had been Executive Director, Research and Development from 1993 to 1995, Director, Materials Characterization from 1989 to 1993 and Manager/Section Head from 1982 to 1989. Mr. Sherwood received a M.S. and a Ph.D. in Polymer Science and Engineering from the University of Massachusetts, a B.S. in Chemical Engineering from Cornell University and a Certificate in Management from Claremont Graduate School.

    Mr. Slater was appointed Vice President of Quality Systems and Regulatory Affairs of the Company in February 1998. From 1995 to 1996 he served as Executive Vice President, Development Operations for ImmuLogic Pharmaceutical Corporation in Waltham, Massachusetts. From 1985 to 1995 he served as Vice President, Regulatory Affairs, and from 1983 to 1985 as Director of Corporate Regulatory Affairs for Biogen S.A. in Geneva, Switzerland. From 1971 to 1983 he held several positions in regulatory affairs and information services and served as Senior Manager, Medical Services for Hoechst Pharmaceuticals, U.K. Mr. Slater received a B.Sc. in Information Science from the Metropolitan University in Leeds, England.

    Biographical information concerning Dr. Swann and Mr. Engle is set forth on pages 4 and 5.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION

    The following table sets forth certain information concerning the compensation, for each of the periods indicated, of the Company's Chief Executive Officer and the Company's four most highly compensated current executive officers (other than the Chief Executive Officer).

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                      ANNUAL COMPENSATION     COMPENSATION
                                           FISCAL    ----------------------  --------------      ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR(1)     SALARY     BONUS(2)   AWARDS/OPTIONS   COMPENSATION(3)
----------------------------------------  ---------  ----------  ----------  --------------  -----------------

J. Melville Engle.......................   12/31/97  $  224,133  $  125,000       100,000        $   8,000
  President and                            12/31/96     111,231(4)     10,000      250,000           5,200
  Chief Executive Officer

Shawn D. Kinney.........................   12/31/97     110,000      22,000        30,000            5,500
  Vice President of Operations             12/31/96      94,038           0        40,000            9,314
                                           08/31/96      86,923           0        10,000            2,169
                                           08/31/95      66,162           0        28,000            3,750

Jing-wen Kuo, Ph.D......................   12/31/97     115,000      40,250        30,000            5,750
  Vice President of Technical              12/31/96     108,462           0        10,000           11,173
  and Clinical Affairs                     08/31/96     105,000           0             0            5,250
                                           08/31/95      97,090           0        30,000           10,105

Sean F. Moran...........................   12/31/97     145,000      50,750        30,000            7,250
  Vice President of Finance,               12/31/96     128,654           0        30,000           13,863
  Chief Financial Officer,                 08/31/96     120,000           0             0            6,000
  Clerk and Treasurer                      08/31/95     111,139           0        20,000           11,557

Edward Ross, Jr.........................   12/31/97     130,000      45,500        30,000            6,500
  Vice President of                        12/31/96      10,000(5)     10,000       75,000             515
  Sales and Marketing

------------------------

(1) Represents compensation for the Company's new fiscal year ended December 31, 1997, the period January 1, 1996 to December 31, 1996 and the Company's former fiscal years ended August 31, 1996 and August 31, 1995.

(2) The Company paid bonuses for fiscal 1997 and did not pay any bonuses for the period January 1, 1996 to December 31, 1996 and for fiscal years ended 1996 and 1995.

(3) For the period January 1, 1996 to December 31, 1996 and fiscal year 1995, constitutes matching contributions to the Company's 401(k) plan together with the Company's discretionary contribution to the 401(k) plan and for all other periods constitutes only the Company's matching contributions to the 401(k) plan.

(4) Mr. Engle joined the Company in September 1996. This number represents his salary and relocation expenses for the period September 1996 to December 1996.

(5) Mr. Ross joined the Company in December 1996. This number represents his salary for the month of December 1996.

             OPTION GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

                                                                 PERCENT OF
                                              NUMBER OF         TOTAL OPTIONS
                                             SECURITIES          GRANTED TO       EXERCISE    MARKET PRICE
                                             UNDERLYING         EMPLOYEES IN      PRICE PER        ON        EXPIRATION
NAME                                     OPTIONS GRANTED (1)     FISCAL YEAR        SHARE     DATE OF GRANT     DATE
---------------------------------------  -------------------  -----------------  -----------  -------------  -----------
J. Melville Engle......................          100,000               32.3%      $   7.625     $   7.625      10/28/07
Shawn D. Kinney........................           30,000                9.7           7.625         7.625      10/28/07
Jing-wen Kuo, Ph.D.....................           30,000                9.7           7.625         7.625      10/28/07
Sean F. Moran..........................           30,000                9.7           7.625         7.625      10/28/07
Edward  Ross,  Jr......................           30,000                9.7           7.625         7.625      10/28/07

------------------------

(1) The exercisability of each option automatically accelerates upon a "Change in Control of the Company" (as defined in the 1993 Stock Option Plan). These options vest in four equal annual installments commencing on the first anniversary of grant and continuing on the next three succeeding anniversaries of such date.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning exercises of stock options during fiscal 1997 by each of the Senior Executives and the number and value of options held by each of the Senior Executives on December 31, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF
                                                                         SECURITIES               VALUE OF
                                                                         UNDERLYING             UNEXERCISED
                                                                         UNEXERCISED            IN-THE-MONEY
                                                                         OPTIONS AT              OPTIONS AT
                                         NUMBER OF                      FISCAL YE (1)          FISCAL YE (1)
                                          SHARES                    ---------------------  ----------------------
                                        ACQUIRED ON      VALUE          EXERCISABLE/            EXERCISABLE/
NAME                                     EXERCISE      REALIZED         UNEXERCISABLE          UNEXERCISABLE
--------------------------------------  -----------  -------------  ---------------------  ----------------------
J. Melville Engle.....................       6,400    $     8,064        56,100/287,500    $    227,906/$930,469
Shawn D. Kinney.......................           0              0        29,500/65,000          177,071/238,648
Jing-wen Kuo, Ph.D....................      27,730         91,237        29,353/46,667          192,966/151,668
Sean F. Moran.........................      11,500         65,345        92,533/56,667          600,203/188,960
Edward Ross, Jr.......................           0              0        25,000/80,000          132,811/316,251

------------------------

(1) Based on the fair market value of the Common Stock on December 31, 1997 of $9.3125 per share less the option exercise price.

EMPLOYMENT ARRANGEMENTS WITH SENIOR EXECUTIVES

    Mr. Engle is a party to an employment agreement with the Company. The employment agreement with Mr. Engle commenced September 24, 1996. Under the agreement, Mr. Engle is entitled to an initial annual base salary of $200,000, a grant of stock options for 250,000 shares of Common Stock vesting in equal installments over four years, plus bonuses and benefits. If Mr. Engle's employment is terminated without cause, the agreement entitles him to severance in the amount of six months base salary and six months medical benefits. In the event of a constructive termination due to a "hostile" change of control, Mr. Engle will receive severance of twelve months salary (and medical benefits) if he is not retained in a substantially equivalent position.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 1, 1997 the Company completed a secondary offering of Common Stock. In connection with the offering the Company issued 2,725,000 shares of Common Stock and received total gross proceeds of $19,075,000 and net proceeds of $17,031,481. One of the underwriters of this offering was Leerink, Swann, Garrity, Sollami, Yaffe and Wynn, Inc. ("Leerink Swann & Company"). L. Eric Swann, an officer, director and shareholder of Leerink Swann & Company, is the son of David A. Swann, Chairman of the Board of Directors of the Company.

    On March 17, 1997, the Company made a loan of $75,000 to J. Melville Engle, President and Chief Executive Officer of the Company which is payable upon the earlier of March 11, 2002 or 120 days after the termination of Mr. Engle's employment with the Company for any reason. The loan accrues current interest at a rate of 6%, payable on a monthly basis.

    On March 1, 1996 the Company sold 1,455,000 shares of Common Stock in a private placement, at a price per share of $2.75 resulting in net proceeds to the Company of approximately $3.5 million. In connection with the sale of Common Stock, the Company issued warrants to Leerink, Swann & Company, the placement agent, for 146,664 shares of Common Stock exercisable at $3.00 per share and 57,036 shares of Common Stock exercisable at $4.00 per share. The Company paid Leerink Swann & Company $320,000 as a placement agent fee in connection with the private placement. In August 1997, the Company granted demand registration rights to Leerink Swann & Company with respect to shares of Common Stock which may be acquired upon exercise of such warrants. In February 1998, all warrants were converted into Common Stock and the shares of Common Stock were registered.
L. Eric Swann, an officer, director and shareholder of Leerink Swann & Company, is the son of David A. Swann, Chairman of the Board of Directors of the Company.

    On May 17, 1995, the Company sold 120,970 shares of Series A Preferred Stock in a private placement at a price of $20.00 per share, resulting in net proceeds to the Company of approximately $2.2 million. In connection with the sale of the Series A Preferred Stock, the Company also issued warrants to the holders of Series A Preferred Stock to purchase 60,485 additional shares of Series A Preferred Stock at an exercise price of $20.00 per share. Axiom Venture Partners Limited Partnership acquired 100,000 shares of such Series A Preferred Stock and 50,000 of such warrants. In connection with its investment in the Company and pursuant to the terms of the Shareholders' Agreement, Axiom nominated and the Board of Directors elected Samuel McKay, a general partner of Axiom Venture Associates Limited Partnership, the general partner of Axiom Venture Partners Limited Partnership, as a member of the Company's Board of Directors. Axiom subsequently nominated and the Board of Directors elected Harvey Sadow as an additional member of the Company's Board of Directors. Substantially all of the remaining outstanding Series A Preferred Stock and warrants was issued to directors and executive officers of the Company. In connection with the completion of the secondary offering on December 1, 1997, the Company converted all warrants issued in connection with the Series A Preferred Stock into Series A Preferred Stock and converted the entire amount of the outstanding Series A Preferred Stock into Common Stock.

    Dr. Swann is a party to an employment agreement which was originally entered into on April 29, 1993 and which provided an initial annual base salary of $210,750 plus bonuses and benefits at the discretion of the Board. The employment agreement with Dr. Swann was amended on February 1, 1996. The amended agreement is for a term ending May 3, 1998 and entitles Dr. Swann to a salary of $2,000 per month, stock options for 168,750 shares of Common Stock vesting in equal monthly installments over a 27 month period, and benefits and bonuses at the discretion of the Board.

                                   PROPOSAL 2
        APPROVAL OF AMENDMENTS TO THE RESTATED ARTICLES OF ORGANIZATION

    The Board of Directors has adopted a resolution approving and recommending to the stockholders for their approval, an amendment to the Company's Restated Articles of Organization, as amended, to increase the aggregate number of authorized shares of Common Stock by 15,000,000 shares from 15,000,000 to 30,000,000 shares of Common Stock. The authorized number of shares of Common Stock of the Company currently consists of 15,000,000 shares of Common Stock, par value $.01 per share, of which 9,937,791 were issued and outstanding on the Record Date and 3,000,000 were reserved for issuance upon the exercise of stock options under the Company's 1993 Stock Option Plan. The Board of Directors has also adopted a resolution approving and recommending to the stockholders for their approval, an amendment to the Company's Articles of Organization, to eliminate the Certificate of Vote of Directors Establishing Series A Preferred Stock.

    The purpose of the proposed amendment to increase authorized Common Stock is to provide additional authorized shares of Common Stock for possible use in connection with future financings, investment opportunities, acquisitions, employee benefit plans, or other distributions, such as stock dividends or stock splits, or for other corporate purposes. The Company currently has no plans or commitments at this time for the issuance of the additional authorized Common Stock but desires to position itself to do so if and when the need arises and market conditions warrant.

    If the proposed amendment is approved by the stockholders, 30,000,000 shares of Common Stock will be authorized for issuance, and the additional authorized Common Stock may be issued by the Company without any further action by the stockholders. The issuance of additional authorized shares may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. In addition, such issuance may also be deemed to have an antitakeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management. Although the Board of Directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares could also enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.

    Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of Common Stock are not entitled to cumulative voting rights and have no preemptive rights. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon the dissolution or liquidation of the Company, holders of Common Stock will be entitled to receive all assets of the Company available for distribution to its stockholders, subject to preferential rights of any outstanding preferred stock.

    The amendment to eliminate the Certificate of Vote of Directors Establishing Series A Preferred Stock has been approved by the Board of Directors because all outstanding shares of Series A Preferred Stock were converted to Common Stock in December 1997. Any rights and benefits provided to holders of Series A Preferred Stock pursuant to the Certificate of Vote of Directors Establishing Series A Preferred Stock are no longer applicable. If the proposal is approved, Article 4 of the Company's Restated Articles of Organization will be amended to eliminate the Certificate of Vote of Directors Establishing Series A Preferred Stock which contains the rights and benefits provided to holders of Series A Preferred Stock. The amendment will not affect that portion of Article 4 which provides that the Company may, without the vote of shareholders, issue from time to time preferred stock in one or more series and with such terms as may be approved by the Board of Directors, nor will affect the terms of any other established class or series of stock other than Series A Preferred Stock.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE RESTATED ARTICLES OF ORGANIZATION OF THE COMPANY TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO ELIMINATE THE CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING SERIES A PREFERRED STOCK.

                                   PROPOSAL 3
              APPROVAL OF AMENDMENTS TO THE 1993 STOCK OPTION PLAN

    The Board of Directors has adopted and is seeking shareholder approval of amendments to the 1993 Stock Option Plan, as amended (the "Stock Option Plan") which would (i) increase the number of shares eligible for grant under the Stock Option Plan from 2,000,000 to 3,000,000; (ii) limit to 250,000 the number of shares of Common Stock subject to stock options which may be granted to any individual employee in any calendar year; and (iii) provide for the outright grant of Common Stock.

    The Board of Directors believes that increasing the number of shares eligible for grant, and providing for the outright grant of stock, under the Stock Option Plan provides the Company greater flexibility in granting incentive based compensation to directors, officers, employees, or other eligible recipients.

    In addition, the Board of Directors believes that limiting the number of shares which can be granted to an individual in any calendar year will allow the Company to maintain flexibility to approve performance-based stock options which may not always qualify for deductibility. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and other executives which may be required to be named in the Summary Compensation Table. The limitation on deductions does not apply to qualifying performance-based compensation (such as certain stock option grants) that meets the requirements of Section 162(m) of the Code. The Company's policy is to qualify most performance-based stock option grants to the Chief Executive Officer and other executive officers. However, in order to help preserve the Company's tax deduction for compensation that is not qualified, the Board of Directors has adopted an amendment to the Stock Option Plan which limits the number of shares of Common Stock subject to stock options which may be granted annually to any individual employee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1993 STOCK OPTION PLAN.

    The Stock Option Plan is administered by the Board of Directors. The Board of Directors believes that the Stock Option Plan has been, and continues to be, an important incentive in attracting, maintaining and motivating key management employees of the Company. The Board of Directors believes that the ability to grant additional options will help retain and attract key management employees who are in a position to contribute to the successful conduct of the business and affairs of the Company and, in addition, to stimulate in such individuals an increased desire to render greater service to the Company.

    Options granted pursuant to the Stock Option Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code ("Non-Qualified Options"). Awards may be granted to employees, officers or directors of, or consultants or advisors to the Company. The total number of shares with respect to which awards under the Stock Option Plan can be made is 2,000,000, all of which have been granted. The amendment to the Stock Option Plan authorizes the grant of awards for an additional 1,000,000 shares. The purchase price per share of stock deliverable upon the exercise of an option will be determined by the Board of Directors at the time of grant; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock at the time of grant of such option, or less than 110% of such fair market in the case of Incentive Stock Options awarded to a 10% stockholder. As of December 31, 1997, the closing price of the Company's common stock was $9.3125.

    Each option and all rights thereunder will expire on such date as is set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date will not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Stock Option Plan. Each option granted under the Stock Option Plan will be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Stock Option Plan. Unless sooner terminated, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the next day preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated, the Plan will terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date will continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

    Options granted under the Stock Option Plan will automatically accelerate and become exercisable upon a "Change in Control of the Company" (as defined in the Stock Option Plan) which, subject to certain exceptions, shall be deemed to occur in the event that (i) a person becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities, (ii) individuals who constituted the Board of Directors on April 26, 1993, and subsequent directors, approved by such persons, cease to constitute at least a majority of the Board of Directors, (iii) the Company engages in certain mergers, consolidations or recapitalizations or (iv) the stockholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of the Company's assets.

    With respect to the 1,000,000 increase in the number of shares, approval of which is being sought hereby, neither the number of individuals who will be selected to participate, nor the type or size of awards that will be approved by the Compensation Committee under the Stock Option Plan, can be determined at this time, except that as of April 13, 1998, stock options to purchase 257,500 shares of Common Stock have been granted subject to stockholder approval. A maximum of 742,500 shares of Common Stock will be available for future awards under the Stock Option Plan.

NEW PLAN BENEFITS

    The following table sets forth certain information concerning the grant of stock options to purchase 220,000 shares of Common Stock that were granted subject to stockholder approval to each of the Senior Executives and to all current executive officers as a group.

                             1993 STOCK OPTION PLAN

                                                                                 NUMBER OF SHARES
                                                                                    UNDERLYING
                                                                      DOLLAR      STOCK OPTIONS
NAME AND POSITION                                                    VALUE (1)         (2)
------------------------------------------------------------------  -----------  ----------------
J. Melville Engle.................................................   $ 212,500         100,000
President and Chief Executive Officer
  Shawn D. Kinney.................................................   $  63,750          30,000
Vice President of Operations
  Jing-wen Kuo, Ph.D. ............................................   $  63,750          30,000
Vice President of Technical and Clinical Affairs
  Sean F. Moran...................................................   $  63,750          30,000
Vice President of Finance, Chief Financial Officer,
 Clerk and Treasurer
  Edward Ross, Jr. ...............................................   $  63,750          30,000
Vice President of Sales and Marketing
                                                                    -----------        -------
All current executive officers as a group(5)......................   $ 467,500         220,000

(1) Dollar value of unexercised in-the-money options based on the fair market value of the Common Stock on March 31, 1998 of $9.75 per share less the option exercise price of $7.625.

(2) Options granted vest over a period of four years and expire October 28, 2007.

TAX ASPECTS OF THE STOCK OPTION PLAN

    The following is a summary of the principal Federal income tax consequences of transactions under the Stock Option Plan. It does not describe all Federal tax consequences under the Stock Option Plan, nor does it describe state or local tax consequences.

    INCENTIVE STOCK OPTIONS. No taxable income is realized by the optionee upon the grant or exercise of an Incentive Stock Option. If shares issued to an optionee pursuant to the exercise of an Incentive Stock Option are not sold or transferred within two years from the date of grant or within one year after the date of exercise, then (a) upon the sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as capital gain and any loss sustained will be a capital loss, and (b) there will be no deduction for the Company for Federal income tax purposes. The exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative maximum tax liability for the optionee.

    If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount.

    Any such additional gain or loss realized by the participant on the disposition will be long-term, mid-term or short-term capital gain or capital loss, depending upon the individual's holding period for such Common Stock.

    The participant will be considered to have disposed of his or her shares of Common Stock if such participant sells, exchanges, makes a gift or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition is by gift and fails to satisfy the disqualifying disposition holding period requirements, the amount of the participant's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the participant's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

    A participant who surrenders shares of Common Stock in payment of the exercise price of his or her Incentive Stock Option generally will not, under proposed Treasury Regulations, recognize gain or loss on his or her surrender of such shares. The surrender of such shares of Common Stock previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option is, however, a "disposition" of such shares. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such shares, such disposition will be a disqualifying disposition that may cause the participant to recognize ordinary income as discussed above.

    Under proposed Treasury Regulations, all of the shares of Common Stock received by a participant upon exercise of an Incentive Stock Option by surrendering shares of Common Stock will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares of Common Stock surrendered by the participant will have the same tax basis for capital gains purposes as the shares surrendered (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the participant will have a tax basis (and a deemed purchase price) of zero. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

    If an Incentive Stock Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Stock Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability).

    NON-QUALIFIED OPTIONS. With respect to Non-Qualified Options under the Stock Option Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either long-term, short-term capital gain or loss depending on how long the shares have been held.

    An employee who surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss on his surrender of such shares. (Such an employee will recognize ordinary income on the exercise of the Non-Qualified Option as described above). Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

    PAYMENTS IN RESPECT OF A CHANGE OF CONTROL. As described above, the Stock Option Plan provides for acceleration or payment of awards and related shares in the event of a Change in Control of the Company. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Code. Acceleration of benefits under other Company stock and benefit plans and other contracts with employees in the event of a Change in Control of the Company could be subject to being combined with Stock Option Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Company in whole or in part, and the recipient may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

    LIMITATION ON THE COMPANY'S DEDUCTION. As a result of Section 162(m) of the Code, the Company's Federal deduction for a taxable year for certain awards under the Stock Option Plan may be limited to the extent that a "covered employee" (i.e. the Chief Executive Officer and other executives which may be required to be named in the Summary Compensation Table) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

    RECENT TAX LAW CHANGES. For transactions occurring after July 28, 1997, the Taxpayer Relief Act of 1997 has created three different types of capital gains for individuals: short-term capital gains (from the sale of assets held for one year or less) which are taxed at ordinary income rates; mid-term capital gains (from the sale of assets held more than one year but not more than 18 months) which are taxed at a maximum rate of 28%; and long-term capital gains (from the sale of assets held more than 18 months) which are taxed at a maximum rate of 20%.

    The foregoing is only a general summary of the principal Federal income tax considerations; for advice as to specific transactions and state and foreign tax consequences, each participant should consult his or her own tax adviser.

                            INDEPENDENT ACCOUNTANTS

    The Board of Directors, at the recommendation of the Audit Committee, has selected and the Company intends to engage the firm of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

    During the fiscal year ended December 31, 1997, KPMG Peat Marwick LLP were the independent accountants of the Company. Representatives of KPMG Peat Marwick LLP will not be present at the Annual Meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (directly or beneficially), to file with the Securities and Exchange Commission (the "SEC") and NASDAQ initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended December 31, 1997, all filing requirements were met, except that Dr. David Swann failed to file a Form 4 on a timely basis but has subsequently made the required filing.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 1999 must be received by the Company at its principal office in Woburn, Massachusetts not later than December 31, 1998 for inclusion in the proxy statement for that meeting.

    The Company's by-laws also establish an advance notice procedure with respect to the introduction of business by stockholders at annual meetings. In order to be properly brought before an annual meeting by a stockholder, such business must have been specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder in accordance with all of the requirements described below. Such notice must be delivered personally to or mailed to and received at the principal executive office of the Company, addressed to the attention of the Clerk, not less than thirty days prior to the first anniversary date of the initial written notice given to stockholders by or at the direction of the Board of Directors with respect to the previous year's annual meeting, provided, however, that such notice shall not be required to be given more than sixty days prior to an annual meeting of stockholders. Such notice given by or on behalf of the stockholder shall set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto, and the written consent of each such nominee to serve if elected, and (v) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto.

    The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting that the defective item of business shall be disregarded.

    STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997, AND INCORPORATED BY REFERENCE HEREIN, BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ANIKA THERAPEUTICS, INC., 236 WEST CUMMINGS PARK, WOBURN, MASSACHUSETTS 01801.

                                          By Order of the Board of Directors,

                                          Sean F. Moran, CLERK

May 1, 1998

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX I

                            ANIKA THERAPEUTICS, INC.

                       1993 STOCK OPTION PLAN, as amended

                                  March 3, 1993

1.       Purpose.

         The purpose of this plan (the "Plan") is to secure for Anika Therapeutics, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success and to provide options to holders of options to purchase the capital stock of MedChem Products, Inc. ("MedChem") in connection with the distribution of shares of the Company's Common Stock ("Common Stock") by MedChem. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.       Type of Options and Administration.

         (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of
Section 422 of the Code.

         (b) Outright Grant of Shares. The Board of Directors is also authorized to make outright grants of shares of Common Stock of the Company in all circumstances in which the Board of Directors deems such grants appropriate, subject to such terms, conditions or vesting limitations as from time to time determined by the Board of Directors.

         (c) Administration. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") which consists solely of two or more Non-Employee Directors (as defined in Rule 16b-3) appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

         (d) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.       Eligibility.

         (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

         (b) MedChem Products, Inc. Notwithstanding the foregoing paragraph, non-statutory options may also be granted under the Plan to persons who hold options to purchase shares of Common Stock of MedChem as of the date on which MedChem distributes the shares of Common Stock of the Company it holds to its stockholders pursuant to the terms of the Plan and Agreement of Distribution to be entered into between MedChem and the Company (the "MedChem Optionees").

         (c) Grant of Options to Directors and Officers. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors or (ii) by two or more directors having full authority to act in the matter, each of whom shall be a Non-Employee Director. For the purposes of the Plan, a director shall be deemed to be a Non-Employee Director only if such person qualifies as a Non-Employee Director within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.       Stock Subject to Plan.

         Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 3,000,000 shares. In no event shall stock options with respect to more than 250,000 shares of Common Stock be granted to any one individual during any one calendar year period. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall (i) the total number of shares issued pursuant to the exercise of Incentive Stock Options under the Plan, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence or (ii) the total number of shares issued pursuant to the exercise of options by Reporting Persons, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence.

5.       Forms of Option Agreements.

         As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.       Purchase Price.

         (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

         (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitations by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.       Option Period.

         Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.       Exercise of Options.

         Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.       Nontransferability of Options.

         Incentive Stock Options, and all options granted to Reporting Persons, shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that non-statutory options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10.      Effect of Termination of Employment or Other Relationship.

         Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or, in the case of a MedChem Optionee, with MedChem or, (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.      Incentive Stock Options.

         Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

         (a) Express Designation. All Incentive Stock Options granted under the Plan shall; at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

         (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                  (ii) the option exercise period shall not exceed five years from the date of grant.

         (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

         (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                  (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                  (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                  (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.      Additional Provisions.

         (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code.

         (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

13.      General Restrictions.

         (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

         (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14. Rights as a Shareholder.

         The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.      Adjustment Provisions for Recapitalizations and Related Transactions.

         (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the maximum number of shares subject to stock options that can be granted to any one individual in any one calendar year, (z) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (xx) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

         (b) Board Authority to Make Adjustments. Any adjustments under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.      Merger, Consolidation, Asset Sale, Liquidation, etc.

         (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

         (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.      No Special Employment Rights.

         Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or, in the case of a MedChem Optionee, by MedChem or interfere in any way with the right of the Company or, in the case of a MedChem Optionee, MedChem at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.      Other Employee Benefits.

         Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19. Amendment of the Plan.

         (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board of Directors may not effect such modification or amendment without such approval.

         (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan.

20.      Withholding.

         (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

         (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21.      Cancellation and New Grant of Options, Etc.

         The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding options.

22.      Effective Date and Duration of the Plan.

         (a) Effective Date. The Plan became effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section
19) shall become effective when adopted by the Board of Directors, but no incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, the tenth anniversary of any amendment increasing the number of shares of Common Stock of the Company which may be issued and sold under the Plan, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.      Provision for Foreign Participants.

         The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24.      Change in Control.

         Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option agreement, in the event of a "Change in Control of the Company" (as defined below) the exercise dates of all options then outstanding shall be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate. For purposes of the Plan, a "Change in Control of the Company" shall occur or be deemed to have occurred only if any of the following events occur:
(i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, by a resolution adopted by a majority of the Incumbent Board prior to the occurrence of any of the events otherwise constituting a Change in Control of the Company, declare that such event will not constitute a Change in Control of the Company for the purposes of the Plan. If such resolution is adopted, such event shall not constitute a Change in Control of the Company for any purpose of the Plan.

                    Adopted by the Board of Directors on March 3, 1993.

                    Amended by the Board of Directors on April 26, 1993.

                    Approved by the Stockholders on April 26, 1993.

                    Amended by the Board of Directors on March 21, 1995.

                    Approved by the Stockholders on January 10, 1996.

                    Amended by the Board of Directors on October 1, 1996.

                    Amended by the Board of Directors on October 28, 1997.

                    Amended by the Board of Directors on January 6, 1998.

                           ANIKA THERAPEUTICS, INC.
PROXY                   ANNUAL MEETING OF STOCKHOLDERS

  This Proxy is Solicited on behalf of the Board of Directors of the Company


The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoints Mr. J. Melville Engle and Mr. Sean F. Moran, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Anika Therapeutics, Inc. to be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts, on Wednesday, June 3, 1998, at 10:00 a.m., and at any adjournment thereof, with respect to the following matters set forth below.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted in favor of proposals 1, 2 and 3.

Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the meeting. Attendance of the stockholder at the meeting or any adjournment thereof will not in and of itself constitute revocation of this proxy.



    [ARROW]  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED  [ARROW]

               ANIKA THERAPEUTICS, INC. 1998 ANNUAL MEETING


1. ELECTION OF DIRECTORS:           1 - Jonathan D. Donaldson  / / For all nominees  / / FOR all nominees    / / WITHHOLD AUTHORITY
   (to serve as Class II Directors  2 - Samuel F. McKay                                  listed to the left      to vote for all
   for a term of three years)       3 - Dr. Harvey S. Sadow                              (except as specified    nominees listed to
                                                                                         below).                 the left.

(Instructions: To withhold authority to vote for any indicated   [ARROW]    _______________________________________________
nominee, write the number(s) of the nominee(s) in the box                  /_______________________________________________/
provided to the right.)

2. To approve amendments to the Company's Restated Articles of             / / FOR        / / AGAINST      / / ABSTAIN
   Organization, as amended,  to increase the aggregate number of authorized shares of Common Stock from 15,000,000 to 30,000,000 shares and to eliminate the Certificate of Vote of Directors
   Establishing Series A Preferred Stock.

3.  To approve amendments to the 1993 Stock Option Plan, as                / / FOR        / / AGAINST      / / ABSTAIN
    amended, to increase the number of shares of the Company's
    Common Stock that may be issued thereunder from 2,000,000 to
    3,000,000 shares, to limit the number of shares of Common Stock subject to stock options which may be granted annually to any individual employee, and to provide for the outright grant of
    Common Stock.

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

Check appropriate box and indicate changes below   Date ______________________        NO. OF SHARES ______________________

     Address Change?           / /    Name Change?    / /
                                                      / /  Please check this box if         --------------------------------------
                                                           you plan to attend the
                                                           Annual Meeting.                  --------------------------------------
                                                                                            Signature(s) in Box

                                                                                            When signing as attorney, executor,
                                                                                            administrator, trustee or guardian,
                                                                                            please give full title. If more than
                                                                                            one trustee, all should sign. All
                                                                                            joint owners must sign.